AMENDED AND RESTATED BYLAWS
                                       OF
                            NORTHRIDGE VENTURES LTD.

                                   ARTICLE I

                             STOCKHOLDER'S MEETINGS

01. PLACE OF MEETING. Meetings of Stockholders shall be held either at the principal executive office of the Corporation or at any other location within or without the State of Nevada which may be designated by written consent of all persons entitled to vote thereat.

02. ANNUAL MEETINGS. The annual meeting of Stockholders shall be held on such day and at such time and at such place as may be fixed by the Board of Directors; provided, however, that should said day fall upon a Saturday, Sunday, or legal holiday observed by the Corporation at its principal executive office, then any such meeting of Stockholders shall be held at the same time and place on the next day thereafter ensuing which is a full business day. At such meetings, directors shall be elected by plurality vote and any other proper business may be transacted.

03. SPECIAL MEETINGS. Special meetings of the stockholders may be called for any purpose permitted by law at any time by the Board of Directors, the President, the Secretary, or by stockholders entitled to cast, in the aggregate, not less than twenty percent (20%) of the votes at such meeting. Upon request in writing to the Chairman of the Board (if any), the President or the Secretary by any person or persons entitled to call a special meeting of stockholders, the Secretary shall cause notice to be given to the stockholders entitled to vote that a special meeting will be held not less than ten (10) nor more than sixty
(60) days after the date of the notice. No business shall be transacted at any special meeting of stockholders except as is specified in the notice calling for said meeting. The Board of Directors may designate any place, either within or without the State of Nevada, as the place of any special meeting called by the Board of Directors, the President or the Secretary, and special meetings called at the request of stockholders shall be held at such place in the State of Nevada as may be determined by the Board of Directors and placed in the notice of such meeting.

04. NOTICE OF MEETING. Written notice of each annual or special meeting of stockholders shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote thereat. Such notice shall state the place, date and hour of the meeting and (i) in the case of a special meeting the general nature of the business to be transacted, or (ii) in the case of the annual meeting, those matters which the Board, at the time of the mailing of the notice, intends to present for action by the stockholders, but, any proper matter may be presented at the meeting for such action. The notice of any meeting at which directors are to be elected shall include the names of the nominees intended, at the time of the notice, to be presented by management for election. Notice of a stockholders' meeting shall be delivered by mail addressed to the stockholder at the address of such stockholder appearing on the books of the Corporation and an affidavit of mailing of such notice, executed by the Secretary, shall be prima facie evidence of the giving of the notice.

04. WAIVER OF NOTICE. Notice of the time, place, and purpose of any meeting may be waived in writing and will be waived by any stockholder by the stockholder's attendance thereat in person or by proxy. Any stockholder so waiving shall be bound by the proceedings of any such meeting in all respects as if due notice thereof had been given.

05. QUORUM AND ADJOURNED MEETINGS. At all meetings of stockholders, except where otherwise provided by applicable law, or by the Articles of Incorporation, or by these bylaws, the presence, in person or by proxy duly authorized, of the holder or holders of not less than twenty percent (20%) of the outstanding shares of stock entitled to vote shall constitute a quorum for the transaction of business. In the absence of a quorum, any meeting of stockholders may be adjourned, from time to time, either by the chairman of the meeting or by vote of the holders of a majority of the shares represented thereat, but no other business shall be transacted at such meeting. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

06. PROXIES. At all meetings of stockholders, a stockholder may vote by proxy executed in writing by the stockholder or by the stockholder's duly authorized attorney in fact. Such proxy shall be filed with the Secretary of the Corporation not less than five (5) days prior to the meeting. No proxy shall be valid after three (3) months from the date of its execution, unless otherwise provided in the proxy. All questions regarding the qualification of voters, the validity of proxies and the acceptance or rejection of votes shall be decided by the inspectors of election who shall be appointed by the Board of Directors, or if not so appointed, then by the presiding officer of the meeting.

07. RECORD DATE. The Board of Directors may fix in advance, a record date for the determination of the stockholders entitled to notice of a meeting or to vote or entitled to receive payment of any dividend or other distribution, or any allotment of rights, or to exercise rights in respect to any other lawful action. The record date so fixed shall be not more than sixty (60) nor less than ten (10) days prior to the date of the meeting nor more than sixty (60) days prior to any other action. When a record date is so fixed, only stockholders of record on that date are entitled to notice of and to vote at the meeting or to receive the dividend, distribution, or allotment of rights, or to exercise of the rights, as the case may be, notwithstanding any transfer of shares on the books of the Corporation after the record date. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting unless the Board of Directors fixes a new record date for the meeting. The Board of Directors shall fix a new record date if the meeting is adjourned for more than forty-five (45) days. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which notice is given. The record date for determining stockholders for any purpose other than as set in this Section or Section 09 of this Article shall be at the close of the day on which the Board of Directors adopts the resolution relating thereto, or the sixtieth day prior to the date of such other action, whichever is later.

08. VOTING OF SHARES. Every stockholder of record shall be entitled at each meeting of the stockholders of the Corporation to one vote for each share of stock standing in the stockholder's name on the records of the Corporation, unless otherwise provided in the Articles of Incorporation or in the resolution providing for the issuance of the stock adopted by the Board of Directors pursuant to authority expressly vested in the Board of Directors by the provisions of the Articles of Incorporation. The affirmative vote of a majority of the shares represented at a meeting and entitled to vote thereat shall be necessary for the adoption of a motion or for the determination of all questions and business that come before the meeting, unless the question is one upon which by express provision of applicable law or of the Articles of Incorporation, a different vote is required in which case such express provision shall govern and control the decision of such question. Upon demand of any stockholder in attendance at the meeting, the vote for directors and the vote upon any other question before the meeting shall be by ballot.

09. ACTION WITHOUT A MEETING. Any action that, under any provision of law, may be taken at any annual or special meeting of stockholders, may be taken without a meeting and without prior notice if a consent in writing, setting forth the actions to be taken, is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Unless a record date for voting purposes is fixed as provided in Section 07 of this Article, the record date for determining stockholders entitled to give consent pursuant to this Section when no prior action by the Board of Directors has been taken, shall be the day on which the first written-consent is given.

10. CONSENT OF ABSENTEES. The transactions of any meeting of stockholders, however called and noticed, and wherever held, are as valid as though made at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy, and if, either before or after the meeting, each of the persons entitled to vote not present in person or by proxy, signs a written waiver of notice, or a consent to the holding of the meeting or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

11. CONDUCT OF MEETING. The President shall preside as chairman at all meetings of the stockholders, unless another chairman is selected. The Chairman shall conduct each such meeting in accordance with businesslike and fair manner, but shall not be obligated to follow any technical, formal or parliamentary rules or principles of procedure. The Chairman's ruling on procedural matters shall be conclusive and binding on all stockholders, unless at the time of ruling a request for a vote is made by the stockholders entitled to vote and represented in person or by proxy at the meeting, in which case the decision of a majority of such shares shall be conclusive and binding on all stockholders without limiting the generality of the foregoing, the chairman shall have all the powers usually vested in the Chairman of a meeting of stockholders.

                                   ARTICLE II

                                   DIRECTORS

01. POWERS. Except as proscribed by applicable law, the Articles of Incorporation or these bylaws, the business and affairs of the Corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board of Directors. The Board of Directors may, as permitted by law, delegate the management of the day-to-day operation of the business of the Corporation to a management company or other persons or officers of the Corporation provided that the business and affairs of the Corporation shall be managed and all corporate powers shall be exercised under the ultimate direction of the Board of Directors. Without prejudice to such general powers, it is hereby expressly declared that the Board of Directors shall have the following powers:

(a) to select and remove all of the officers, agents and employees of the Corporation, prescribe the powers and duties for them as may not be inconsistent with applicable law, or with the Articles of Incorporation or by these bylaws, fix their compensation, and require from them, if necessary, security for faithful service;

(b) to conduct, manage, and control the affairs and business of the Corporation and to make such rules and regulations therefore not inconsistent with law, with the Articles of Incorporation or these bylaws, as they may deem best;

(c) to adopt, make and use a corporate seal, and to prescribe the forms of certificates of stock and to alter the form of such seal and such of certificates from time to time in their judgment they deem best;

(d) to authorize the issuance of shares of stock of the Corporation from time to time, upon such terms and for such consideration as may be lawful; and

(e) to borrow money and incur indebtedness for the purposes of the Corporation, and to cause to be executed and delivered therefor, in the corporate name, promissory notes, bonds, debentures, deeds of trust, mortgages, pledges, hypothecation or other evidence of debt and securities therefor.

02. NUMBER OF DIRECTORS. The authorized number of directors shall be not less than one (1) nor more than seven (7).

03. ELECTION AND TERM OF OFFICE. The directors shall be elected at each annual general meeting of the stockholders and except as proscribed by applicable law, the Articles of Incorporation or these bylaws, each director shall hold office until the next annual meeting of stockholders or until the director's successor has been elected and qualified. If for any reason directors are not elected at the annual meeting of the stockholders, they may be elected at any special meeting of the stockholders that is duly called and held for that purpose in the manner provided by these bylaws. Each director shall hold office after the expiration of the director's term until a successor is elected and qualified, or until the director resigns or is removed. No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of his term of office.

04. VACANCIES. Upon the occurrence of any vacancy in the Board of Directors including that caused by an increase in the authorized number of directors, the remaining director or directors (as the case may be), whether constituting a quorum or not, may elect a successor to hold office for the unexpired portion of the term of the director whose place is vacated, and until a successor is duly elected and qualified. A vacancy in the Board of Directors shall be deemed to exist in the case of the death, resignation or removal of any director, or if the authorized number of directors is increased, or if the stockholders fail at any annual or special meeting of stockholders at which any director is elected to elect the full authorized number of Directors to be voted for at the meeting. If the Board of Directors accepts the resignation of a director tendered to take effect at a future time, the Board of Directors shall have power to elect a successor to take office when the resignation is to become effective. All vacancies, including those caused by an increase in the number of directors, may be filled by a majority of the remaining directors, though less than a quorum, unless it is otherwise provided in the articles of incorporation. Unless otherwise provided in the Articles of Incorporation, if one or more directors gives notice of resignation to the Board of Directors, effective at a future date, the Board of Directors may fill the vacancy or vacancies to take effect when the resignation or resignations become effective; each director so appointed to hold office during the remainder of the term of office of the resigning director or directors.

05. RESIGNATION. Any Director may resign at any time by delivering written notice thereof to the Secretary of the Corporation.

06. ANNUAL MEETINGS. Immediately following each annual meeting of stockholders the Board of Directors shall hold a regular meeting for the purpose of organization, selection of a Chairman of the Board, election of officers, and the transaction of other business. Call and notice of such regular meeting is hereby dispensed with.

07. REGULAR MEETINGS. Regular meetings of the Board of Directors may be held at such place and on such day and hour as may from time to time be fixed by resolution of the Board of Directors. No notice of regular meetings of the Board of Directors shall be necessary.

08. SPECIAL MEETINGS. A special meeting of the Board of Directors for any purpose may be called at any time by the Chairman of the Board, the President, the Secretary or a majority of the directors. Notice of the time and place of each special meeting shall be given by the Secretary, or the person or persons calling the meeting, by registered mail, registered courier, facsimile transmission, electronic mail or by personal communication by telephone or otherwise at least forty-eight (48) hours in advance of the time of the meeting. The purpose of the meeting need not be given in the notice. Notice of any special meeting may be waived in writing or by facsimile (either before or after such meeting) and will be deemed waived by any director in attendance at such meeting.

09. PLACE OF MEETING. Any meeting of the Board of Directors may be held at any place within or without the State of Nevada that has been designated from time to time by the Board of Directors. In the absence of such designation meetings shall be held at the principal executive office of the Corporation.

10. QUORUM. A majority of the authorized number of directors constitutes a quorum of the Board of Directors for the transaction of business, except to adjourn as hereinafter provided. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board of Directors, unless a greater number be required by applicable law or by the Articles of Incorporation. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the number of directors required as noted above to constitute a quorum for such meeting.

11. WAIVER OF NOTICE. The transactions of any meeting of the Board of Directors, however called and noticed or wherever held, are as valid as though had at a meeting duly held after regular call and notice if a quorum be present and if, either before or after the meeting, each of the directors not present signs a written waiver of notice, a consent to holding such meeting or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made part of the minutes of the meeting.

12. ADJOURNMENT. A majority of the directors present, whether or not a quorum is present, may adjourn any meeting of the Board of Directors to another time and place. Notice of the time and place of holding an adjourned meeting need not be given to absent directors if the time and place is fixed at the meeting being adjourned. If the meeting is adjourned for more than forty-eight
(48) hours, notice of any adjournment to another time or place shall be given prior to the time of the adjourned meeting to the directors who were not present at the time of adjournment.

13. COMMITTEES. The Board of Directors may appoint one or more committees and delegate to any such committee any of the powers of the Board of Directors in the management of the business and affairs of the Corporation except with respect to:

(a) The approval of any action that requires stockholders' approval or approval of the outstanding shares;

(b)     The filling of vacancies on the Board of Directors or on any committees;

(c) The fixing of compensation of the directors for serving on the Board of Directors or on any committee;

(d)     The  amendment  or  repeal  of  bylaws  or  the  adoption of new bylaws;

(e) The amendment or repeal of any resolution of the Board of Directors that by its express terms is not so amendable or repealable by a committee of the Board of Directors;

(f)     A  distribution  to  the  stockholders  of  the  Corporation;  or

(g) The appointment of other committees of the Board of Directors or the members thereof.

Any such committee must be appointed by resolution adopted by a majority of the authorized number of directors and may be designated an Executive Committee or by such other name as the Board of Directors shall specify. The Board of Directors shall have the power to prescribe the manner in which proceedings of any such committee shall be conducted. Unless the Board of Directors or such committee shall otherwise provide, the regular or special meetings and other actions of any such committee shall be governed by the provisions of this Article applicable to meetings and actions of the Board of Directors. Minutes shall be kept of each meeting of each committee. Each committee must include at least one director, and the Board of Directors may appoint natural persons who are not directors to serve on committees.

The Board of Directors may designate one or more individuals as alternate members of a committee to replace any member who is disqualified or absent from a meeting of the committee. Unless the Board of Directors appoints alternate members, the member or members of a committee present at a meeting and not disqualified from voting, whether or not the member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of an absent or disqualified member of the committee.

14. CHAIRMAN OF BOARD OF DIRECTORS. The Board of Directors may, in its discretion, elect a chairman of the Board of Directors from its members; and, if a chairman has been elected, the Chairman shall, when present, preside at all meetings of the Board of Directors and the stockholders and shall have such other powers as the Board of Directors may prescribe.

15. PARTICIPATION IN MEETINGS BY CONFERENCE TELEPHONE. Members of the Board of Directors or of any committee appointed by the Board of Directors may participate in a meeting of the Board of Directors or committee (as the case may be) by means of a telephone conference or similar methods of communication by which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at the meeting.

16. ACTION WITHOUT MEETING. Any action required or permitted to be taken by the Board of Directors or a committee appointed thereby may be taken without a meeting if, before or after the action, all the members of the Board of Directors or the committee (as the case may be) individually or collectively consent in writing to such action.

17. FEES AND COMPENSATION. Directors and members of committees appointed by the Board of Directors may receive such compensation, if any, for their services, and such reimbursement for expenses, as may be fixed or determined by the Board of Directors.
                                  ARTICLE III

                                    OFFICERS

01. OFFICERS DESIGNATED. The officers of the Corporation shall be a president, a secretary and a treasurer, each of whom shall be elected by the Board of Directors. The corporation may also have, at the discretion of the Board of Directors, one or more vice presidents, one or more assistant vice presidents, one or more assistant secretaries, one or more assistant treasurers and such other officers as may be elected or appointed by the Board of Directors. Any office may be held by the same person, except if the Corporation has more than one director, the offices of president and secretary shall be held by different persons.

02. ELECTION, QUALIFICATION AND TERM OF OFFICE. Each of the officers shall be elected annually by, and shall serve at the pleasure of, the Board of Directors, and shall hold their respective offices until their resignation, removal or other disqualification from service, or until their respective successors shall be elected.

03. POWERS AND DUTIES. The powers and duties of the respective corporate officers shall be as follows:

(a) PRESIDENT. The President is the Chief Executive Officer of the Corporation and, subject to the direction and control of the Board of Directors, shall have general supervision over the property, business and affairs of the Corporation. In the absence of the Chairman of the Board, and if the President is also a director of the Corporation, the President shall, when present, preside at all meetings of the stockholders, the Board of Directors and any committee appointed by the Board of Directors. The President shall sign such contacts, documents or instruments in writing as require such signature and shall have such other powers and shall perform such other duties as may from time to time be assigned to the President by resolution of the Board of Directors or as are incident to the office of president.

(b)     SECRETARY.  The  Secretary  shall:

i. keep the minutes of the stockholder's and of the Board of Directors meetings in one or more books provided for that purpose;

ii. ensure that all notices are duly given in accordance with the provisions of these bylaws or as required by law;

iii. act as custodian of the corporate records and of the seal of the Corporation and affix the seal of the Corporation to all documents as may be required;

iv. keep a register of the post office address of each stockholder which shall be furnished to the Secretary by such stockholder;

v. sign with the President, certificates for shares of the Corporation, the issuance of which shall have been authorized by resolution of the Board of Directors;

vi.     have general charge of the stock transfer books of the Corporation; and,

vii. in general perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to the Secretary by the President or by the Board of Directors.

(c) TREASURER. The Treasurer is the Chief Financial Officer of the Corporation and shall keep and maintain, or cause to be kept and maintained, adequate and correct accounts of the properties and financial-transactions of the Corporation, and shall send or cause to be sent to the stockholders of the Corporation such financial statements and reports as are by law or these bylaws required to be sent to them. The Treasurer shall deposit all funds and other valuables in the name and to the credit of the Corporation with such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, shall render to the President and the Board of Directors, whenever they request it, an account of all transactions as Treasurer and of the financial conditions of the Corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors.

04. REMOVAL. The Board of Directors shall have the right to remove any officer whenever in its judgment the best interest of the Corporation will be served thereby.

05. VACANCIES. The Board of Directors shall fill any office that becomes vacant with a successor who shall hold office for the unexpired term and until a successor is duly elected and qualified.

06. SALARIES. The salaries of all officers of the Corporation shall be fixed by the Board of Directors.

07. AGENTS. The President or Treasurer may appoint agents with power and authority, as defined or limited in their appointment, for and on behalf of the Corporation to execute and deliver, and affix the seal of the Corporation thereto, to bonds, undertakings, recognizance, consents of surety or other written obligations in the nature thereof and any said officers may remove any such agent and revoke the power and authority given to him.

                                   ARTICLE IV

                      SHARE CERTIFICATES AND CAPITAL STOCK

01. FORM AND EXECUTION OF CERTIFICATES. Certificates for shares of the capital stock of the Corporation shall be in such form as is consistent with the provisions of the Nevada Revised Statutes. They shall be signed by the President and by the Secretary, and the seal of the Corporation shall be affixed thereto. The Corporation shall not issue certificates for a fraction of a share, but shall instead issue such additional fraction of a share as is necessary to increase the fractional share to a full share. If the Corporation is authorized to issue more than one class of stock or more than one series of any class, the designations, preferences and relative participating, optional or other special rights of the various classes of shares or series thereof and the qualifications, limitations or restrictions of such rights, shall be set forth in full or summarized on the face or the back of the certificate, which the Corporation shall issue to represent such shares.

02. TRANSFERS. Shares may be transferred by delivery of the certificates therefor, accompanied either by an assignment in writing on the back of the certificates or by a written power of attorney to assign and transfer the same signed by the record holder of the certificate. Except as otherwise specifically provided in these bylaws, no shares shall be transferred on the books of the Corporation until the outstanding certificate therefor has been surrendered to the Corporation.

03. LOSS OR DESTRUCTION OF CERTIFICATES. If any certificate of shares is lost or destroyed, another certificate may be issued in its place upon proof of such loss or destruction and upon the giving of a satisfactory bond of indemnity to the Corporation. A new certificate may be issued without requiring any bond, when in the judgment of the Board of Directors it is proper to do so.

04. FACSIMILE SIGNATURES. If a certificate is signed by a transfer agent other than the Corporation or its employees, the signatures of the officers of the Corporation may be facsimiles. If any officer who has signed or whose facsimile signature has been placed upon a certificate ceases to be such officer before such certificate is issued, such certificate may be issued with the same effect as though the person had not ceased to be such officer. The seal of the Corporation, or a facsimile thereof, may, but need not be, affixed to certificates of shares.

05. REGISTERED OWNER. The Corporation shall be entitled to recognize the person registered on its books as the owner of shares to be the exclusive owner for all purposes including voting and distribution, and the Corporation shall not be bound to recognize any equitable or other claim or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Nevada.

                                   ARTICLE V

                               BOOKS AND RECORDS

01. BOOKS OF ACCOUNTS, MINUTES AND SHARE REGISTER. The Corporation shall keep complete books and records of accounts and minutes of the proceedings of the Board of Directors and stockholders and shall keep at its registered office, principal place of business, or at the office of its transfer agent or registrar a share register giving the names of the stockholders in alphabetical order and showing their respective addresses and the number of shares held by each.

02. COPIES OF RESOLUTIONS. Any person dealing with the Corporation may rely upon a copy of any of the records of the proceedings, resolutions, or votes of the Board of Directors or stockholders, when certified by the President or the Secretary.

                                   ARTICLE VI

                   INDEMNIFICATION OF DIRECTORS AND OFFICERS

01. INDEMNIFICATION. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director, trustee, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgment, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action proceeding, had reasonable cause to believe that such person's conduct was unlawful.

02. DERIVATIVE ACTION. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in the Corporation's favor by reason of the fact that such person is or was a director, trustee, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees) and amount paid in settlement actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to amounts paid in settlement, the settlement of the suit or action was in the best interests of the Corporation; provided, however, that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for gross negligence or willful misconduct in the performance of such person's duty to the Corporation unless and only to the extent that, the court in which such action or suit was brought shall determine upon application that, despite circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as such court shall deem proper. The termination of any action or suit by judgment or settlement shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation.

03. SUCCESSFUL DEFENSE. To the extent that a director, trustee, officer, employee or agent of the Corporation has been successful on the merits or otherwise, in whole or in part in defense of any action, suit or proceeding referred to in Sections 01 or 02 of this Article, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

04. AUTHORIZATION. Any indemnification under Sections 01 and 02 of this Article (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, trustee, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in Sections 01 and 02 of this Article. Such determination shall be made (a) by the Board of Directors of the Corporation by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (b) is such a quorum is not obtainable, by a majority vote of the directors who were not parties to such action, suit or proceeding, or (c) by independent legal counsel (selected by one or more of the directors, whether or not a quorum and whether or not disinterested) in a written opinion, or (d) by the stockholders. Anyone making such a determination under this Section 04 may determine that a person has met the standards therein set forth as to some claims, issues or matters but not as to others, and may reasonably prorate amounts to be paid as indemnification.

05. ADVANCES. Expenses incurred in defending civil or criminal action, suit or proceeding shall be paid by the Corporation, at any time or from time to time in advance of the final disposition of such action, suit or proceeding as authorized in the manner provided in Section 04 of this Article upon receipt of an undertaking by or on behalf of the director, trustee, officer, employee or agent to repay such amount unless it shall ultimately be by the Corporation as authorized in this Section.

06. NONEXCLUSIVITY. The indemnification provided in this Article shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any law, bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, trustee, officer, employee or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

07. INSURANCE. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, trustee, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability assessed against such person in any such capacity or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability.

08. FURTHER BYLAWS. The Board of Directors may from time to time adopt further bylaws with specific respect to indemnification and may amend these and such bylaws to provide at all times the fullest indemnification permitted by the Nevada Revised Statutes.

                                  ARTICLE VII

                                   AMENDMENT

These bylaws may only be amended, altered, or repealed by the affirmative vote of a majority of the entire Board of Directors at any regular or special meeting of the Board of Directors.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

01. REGISTERED OFFICE. The registered office of the Corporation shall be in Carson City, State of Nevada. The Corporation may also have offices at such other places both within and without the State of Nevada as the Board of Directors may from time to time determine or the business of the Corporation may require.

02. FISCAL YEAR. The fiscal year of the Corporation shall be set by resolution of the Board of Directors.

03. DISTRIBUTIONS. Subject to applicable law and the Articles of Incorporation, distributions upon the capital stock of the Corporation may be declared by the Board of Directors at any regular or special meeting thereof and paid in cash, in property or in shares of capital stock.

04. RESERVES. Before payment of any distribution, there may be set aside out of any funds of the Corporation available for distributions such sum or sums as the Board of Directors may from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing distributions or for repairing or maintaining any property of the Corporation or for such other purpose as the Board of Directors deems conducive to the interest of the Corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

05. CHECKS AND NOTES. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

06. REPRESENTATION OF SHARES OF OTHER CORPORATIONS. The President or any other officer expressly authorized by the Board of Directors or the President are authorized to vote, represent, and exercise on behalf of the Corporation all rights incident to any and all shares of any other corporation standing in the name of the Corporation. The authority herein granted may be exercised either by any such officer in person or by any other person authorized to do so by proxy or power of attorney duly executed by said officer.